Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware	38-0549190

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126-1899

(Address of Principal Executive Offices)	(Zip Code)
FORD MOTOR COMPANY SAVINGS AND STOCK
INVESTMENT PLAN FOR SALARIED EMPLOYEES
(Full title of the plan)
The Corporation Trust Company
30600 Telegraph Road
Bingham Farms, Michigan 48025
(248) 646-9033
(Name, address and telephone number, including area code, of agent for service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (a)	share (b)	price (b)	registration fee
Common Stock, $.01 par value	350,000,000 shares	$2.48	$868,000,000.00	$34,112.40

(a)	The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity Management Trust Company, as trustee under the Master Trust established as of September 30, 1995, as amended, and as trustee under the Plan, during 2009 and during subsequent years until a new Registration Statement becomes effective.

(b)	Based on the market price of Common Stock of the Company on January 5, 2009, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
Exhibit Index
EX-4.12
EX-4.13
EX-4.14
EX-4.15
EX-4.16
EX-5.1
EX-15
EX-23.1
EX-23.2
EX-24.1
EX-24.2

FORD MOTOR COMPANY SAVINGS AND STOCK
INVESTMENT PLAN FOR SALARIED EMPLOYEES
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Ford Motor Company (“Ford” or the “Company”) hereby incorporates into this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (except for the financial statements and financial statement schedules which were updated in our current reports on Form 8-K filed on June 2, 2008).
(b) (1) The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008.; and
     (2) The Company’s Current Reports on Form 8-K filed January 3, 2008, January 16, 2008, January 16, 2008 (Form 8-K/A), January 24, 2008, February 1, 2008, March 3, 2008, March 19, 2008, March 26, 2008, April 1, 2008, April 11, 2008, April 24, 2008, April 28, 2008 (Form 8-K/A), May 1, 2008, May 9, 2008, May 13, 2008, May 22, 2008, May 23, 2008, June 2, 2008, June 3, 2008, June 20, 2008, July 1, 2008, July 24, 2008, July 24, 2008 (Form 8-K/A), August 1, 2008, August 15, 2008, September 3, 2008, September 10, 2008, September 16, 2008, October 2, 2008, October 16, 2008, October 17, 2008, November 3, 2008, November 7, 2008, November 18, 2008, December 2, 2008, and January 5, 2009.
     (c) The description of Ford’s Common Stock contained in Registration Statement No. 333-38352 filed by Ford under the Securities Act of 1933, as amended.
     (d) The Ford Motor Company Savings and Stock Investment Plan for Salaried Employees Annual Report on Form 11-K for the fiscal year ended December 31, 2007 filed with the Commission on June 30, 2008.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing such documents.
Item 5. Interests of Named Experts and Counsel.
     The Company’s Secretary and Associate General Counsel, Peter J. Sherry, Jr., has passed on the validity of the shares of Ford common stock to be issued under the plan identified above. Mr. Sherry beneficially owns shares of and has options to purchase additional shares of Ford common stock.
Item 6. Indemnification of Directors and Officers.
Section 145 of the General Corporation law of Delaware provides as follows:
§145. Indemnification of officers, directors, employees and agents; insurance.
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
8 Del. C. §145.

     In accordance with the Delaware Law, the Restated Certificate of Incorporation of Ford contains a provision to limit the personal liability of the directors of Ford for violations of their fiduciary duty. This provision eliminates each director’s liability to Ford or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to Ford or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.
     Pursuant to most of Ford’s employee benefit plans, including, without limitation, its Deferred Compensation Plan, Annual Incentive Compensation Plan, Savings and Stock Investment Plan for Salaried Employees, Tax-Efficient Savings Plan for Hourly Employees, long-term incentive plans, and stock option plans, the Company indemnifies directors, officers and employees of Ford against all loss, cost, liability or expense resulting from any claim, action, suit or proceeding in which such persons are involved by reason of any action taken or failure to act under such plans except as provided in the immediately preceding paragraph.
     Ford is insured for liabilities it may incur pursuant to its Restated Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford’s Restated Certificate of Incorporation.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

Exhibit 4.1	Ford Motor Company Savings and Stock Investment Plan for Salaried Employees (as amended effective April 13, 2006). Filed as Exhibit 4.1 to Registration Statement No. 333-138819 and incorporated herein by reference.

Exhibit 4.2	Copy of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective November 6, 2006. Filed as Exhibit 4.2 to Registration Statement No. 333-138819 and incorporated herein by reference.

Exhibit 4.3	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees dated December 11, 2006. Filed as Exhibit 4.3 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.4	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 8, 2007. Filed as Exhibit 4.4 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.5	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective April 18, 2007. Filed as Exhibit 4.5 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.6	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 1, 2008. Filed as Exhibit 4.6 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.7	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective March 1, 2008. Filed as Exhibit 4.7 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.8	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective March 19, 2008. Filed as Exhibit 4.8 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.9	Master Trust Agreement, amended and restated as of January 1, 2005, between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.4 to Registration Statement No. 333-126865 and incorporated herein by reference.

Exhibit 4.10	Copy of Amendments to the Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company effective March 19, 2008. Filed as Exhibit 4.10 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.11	Copy of Amendments to the Master Trust Agreement between Ford Motor

Exhibit Number	Exhibit Description

Company and Fidelity Management Trust Company effective August 29, 2008. Filed as Exhibit 4.11 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.12	Summary of Amendment to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective September 30, 2008. Filed with this Registration Statement.

Exhibit 4.13	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 23, 2009. Filed with this Registration Statement.

Exhibit 4.14	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 23, 2009. Filed with this Registration Statement.

Exhibit 4.15	Summary of Amendment to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 1, 2009. Filed with this Registration Statement.

Exhibit 4.16	Summary of Amendment to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 1, 2009. Filed with this Registration Statement.

Exhibit 5.1	Opinion of Peter J. Sherry, Jr., Secretary and Associate General Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2	Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.2 to Registration Statement No. 333-115339.

Exhibit 15	Letter from Independent Registered Public Accounting Firm regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm. Filed with this Registration Statement.

Exhibit 23.2	Consent of Independent Registered Public Accounting Firm for the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees. Filed with this Registration Statement.

Exhibit 24.1	Powers of Attorney authorizing signature. Filed with this Registration Statement.

Exhibit 24.2	Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 8th day of January, 2009.

FORD MOTOR COMPANY SAVINGS AND STOCK INVESTMENT PLAN FOR SALARIED EMPLOYEES
By:	/s/ Stephen V. O’Neill
Stephen V. O’Neill, Chairperson
Savings and Stock Investment Plan Committee

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 8th day of January, 2009.

FORD MOTOR COMPANY
By:	Alan Mulally*
(Alan Mulally)
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

William Clay Ford, Jr.*	Director, Chairman of the Board,	January 8, 2009

(William Clay Ford, Jr.)	Executive Chairman, Chair of the Office of the Chairman and Chief Executive Committee, and Chair of the Finance Committee

Alan Mulally*	Director, President, and	January 8, 2009

(Alan Mulally)	Chief Executive Officer (principal executive officer)

Stephen G. Butler*	Director and Chair of the	January 8, 2009

(Stephen G. Butler)	Audit Committee

Kimberly A. Casiano*	Director	January 8, 2009

(Kimberly A. Casiano)

Edsel B. Ford II*	Director	January 8, 2009

(Edsel B. Ford II)

Irvine O. Hockaday, Jr.*	Director	January 8, 2009

(Irvine O. Hockaday, Jr.)

Richard A Manoogian*	Director and Chair of	January 8, 2009

(Richard A. Manoogian)	the Compensation Committee

Ellen R. Marram*	Director and Chair of the	January 8, 2009

(Ellen R. Marram)	Nominating and Governance Committee

Homer A. Neal*	Director and Chair of the	January 8, 2009

(Homer A. Neal)	Sustainability Committee

Signature	Title	Date

Gerald L. Shaheen*	Director	January 8, 2009

(Gerald L. Shaheen)

John L. Thornton*	Director	January 8, 2009

(John L. Thornton)

Peter J. Daniel*	Senior Vice President and Controller	January 8, 2009

(Peter J. Daniel)	(principal accounting officer)

Lewis W.K. Booth*	Executive Vice President and	January 8, 2009

(Lewis W.K. Booth)	Chief Financial Officer (principal financial officer)

* By: /s/ Peter J. Sherry, Jr.
(Peter J. Sherry, Jr.,
Attorney-in-Fact)

Exhibit Index

Exhibit Number	Exhibit Description

Exhibit 4.1	Ford Motor Company Savings and Stock Investment Plan for Salaried Employees (as amended effective April 13, 2006). Filed as Exhibit 4.1 to Registration Statement No. 333-138819 and incorporated herein by reference.

Exhibit 4.2	Copy of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective November 6, 2006. Filed as Exhibit 4.2 to Registration Statement No. 333-138819 and incorporated herein by reference.

Exhibit 4.3	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees dated December 11, 2006. Filed as Exhibit 4.3 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.4	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 8, 2007. Filed as Exhibit 4.4 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.5	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective April 18, 2007. Filed as Exhibit 4.5 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.6	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 1, 2008. Filed as Exhibit 4.6 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.7	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective March 1, 2008. Filed as Exhibit 4.7 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.8	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective March 19, 2008. Filed as Exhibit 4.8 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.9	Master Trust Agreement, amended and restated as of January 1, 2005, between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.4 to Registration Statement No. 333-126865 and incorporated herein by reference.

Exhibit 4.10	Copy of Amendments to the Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company effective March 19, 2008. Filed as Exhibit 4.10 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit Number	Exhibit Description

Exhibit 4.11	Copy of Amendments to the Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company effective August 29, 2008. Filed as Exhibit 4.11 to Registration Statement No. 333-153815 and incorporated herein by reference.

Exhibit 4.12	Summary of Amendment to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective September 30, 2008. Filed with this Registration Statement.

Exhibit 4.13	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 23, 2009. Filed with this Registration Statement.

Exhibit 4.14	Summary of Amendments to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 23, 2009. Filed with this Registration Statement.

Exhibit 4.15	Summary of Amendment to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 1, 2009. Filed with this Registration Statement.

Exhibit 4.16	Summary of Amendment to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees effective January 1, 2009. Filed with this Registration Statement.

Exhibit 5.1	Opinion of Peter J. Sherry, Jr., Secretary and Associate General Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2	Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.2 to Registration Statement No. 333-115339.

Exhibit 15	Letter from Independent Registered Public Accounting Firm regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm. Filed with this Registration Statement.

Exhibit 23.2	Consent of Independent Registered Public Accounting Firm for the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees. Filed with this Registration Statement.

Exhibit 24.1	Powers of Attorney authorizing signature. Filed with this Registration Statement.

Exhibit 24.2	Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.